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                                                                  Exhibit (d)(5)

                               724 SOLUTIONS INC.

                   AMENDED AND RESTATED 2000 STOCK OPTION PLAN



1.   PURPOSE OF THE PLAN

1.1 The purpose of the Plan is to attract, retain and motivate persons as key service providers to the Corporation, its Affiliates and other related entities and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire a proprietary interest in the Corporation.

2.   DEFINED TERMS

     Where used herein, the following terms shall have the following meanings, respectively:

2.1 "AFFILIATE" means any entity that is a "subsidiary" as defined in the SECURITIES ACT (Ontario) and also includes all non-corporate entities that would be a "subsidiary" if they were a corporation, instead of a partnership or other non-corporate entity;

2.2 "BOARD" means the board of directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the board of directors of the Corporation;

2.3 "COMMITTEE" has the meaning given to such term in Section 3.1;

2.4 "CONSULTANT" means an individual that

     (a) is engaged to provide on a BONA FIDE basis consulting, technical, management or other services to the Corporation or any Affiliate under a written contract between the Corporation or any Affiliate and the individual or a consultant company of which the individual is an employee or shareholder or a consultant partnership of which the individual is an employee or a partner; and

     (b) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or any Affiliate;

2.5 "CORPORATION" means 724 Solutions Inc. and includes any successor corporation thereof;

2.6 "DISABILITY" or "DISABLED" means the mental or physical state of an Optionee such that: (i) the Board or the Committee determines that the Optionee has been unable, due to illness, disease, mental or physical disability or similar cause, to fulfil the obligations of such Optionee to the Corporation or its Affiliate, as the case may be, either for any consecutive six month period or for any period of 12 months (whether or not consecutive) in any consecutive 24 month period; or (ii) a court of competent jurisdiction has declared the Optionee to be mentally incompetent or incapable of managing his or her affairs;

2.7 "ELIGIBLE INDIVIDUAL" means an individual contemplated by paragraph 2.9(a) hereof;

2.8 "ELIGIBLE INVESTMENT VEHICLE" means a plan, company or trust contemplated by paragraphs 2.9(b), (c) or (d) hereof;


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2.9 "ELIGIBLE PERSON" means, subject to Section 5.2;

     (a) any director, officer, employee or consultant of the Corporation or any Affiliate; or any prospective director, prospective officer, prospective employee or prospective consultant of the Corporation or of any Affiliate to whom Options are to be granted pursuant to a written offer of employment or other service relationship, which offer has been accepted by the individual in question;

     (b) any registered retirement savings plan, within the meaning of the INCOME TAX ACT (Canada), of which an Eligible Individual is the sole annuitant or any U.S. individual retirement account of which an Eligible Individual is the sole annuitant;

     (c) any personal holding company controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual and/or the spouse, minor children and/or minor grandchildren of such Eligible Individual; and

     (d) a family trust, the trustee of which is an Eligible Individual, provided that the only beneficiaries thereof are such Eligible Individual and/or the spouse, minor children and/or minor grandchildren of such Eligible Individual;

2.10 "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.

2.11 "INSIDER" means any insider, as such term is defined in Subsection 1(1) of the SECURITIES ACT (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any associate, as such term is defined in Subsection 1(1) of the SECURITIES ACT (Ontario), of any such insider;

2.12 "MARKET PRICE" at any date in respect of the Shares means the fair market value of a Share determined by reference to the closing sale price on the last trading day immediately preceding such date or the weighted average trading price or simple average of high and low board lot trading prices for a period of up to five trading days immediately preceding such date (as determined by the Board or the Committee with the consent of the TSE or The Nasdaq Stock Market, Inc., if required) of the Shares on the TSE or the Nasdaq National Market as determined by the Board or Committee (or, if such Shares are not then listed and posted for trading on the TSE or the Nasdaq National Market, on such Stock Exchange in Canada or the United States on which such Shares are listed and posted for trading as may be selected for such purpose by the Board);

2.13 "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option;

2.14 "OPTION" means an option to purchase Shares granted to an Eligible Person under the Plan;

2.15 "OPTION PRICE" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.16 "OPTIONED SHARES" means the Shares issuable pursuant to an exercise of Options;

2.17 "OPTIONEE" means an Eligible Person to whom an Option has been granted or transferred in accordance with the terms of the Plan and who continues to hold such Option and, where the context


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requires, includes the particular Eligible Individual related to an Eligible
Investment Vehicle which holds an Option;

2.18 "PLAN" means this Amended and Restated 724 Solutions 2000 Stock Option Plan, as the same may be further amended or varied from time to time;

2.19 "SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of shares to one or more Eligible Persons or Insiders, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

2.20 "SHARES" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.21 "STOCK EXCHANGE" means the TSE, any stock exchange or stock market;

2.22 "TANTAU INCENTIVE OPTIONS" has the meaning given to such term in the Corporation's Management Information Circular and Proxy Statement for the Annual and Special Meeting of Shareholders scheduled for April 26, 2001; and

2.21 "TSE" means The Toronto Stock Exchange.

3. ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Board or by any committee (the "Committee") of the Board established by the Board for that purpose.

3.2 The Board or Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

     (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

     (b) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Board or Committee shall be final, binding and conclusive for all purposes;

     (c)  to determine the number of Shares covered by each Option;

     (d) to determine the Option Price of each Option in accordance with the provisions of the Plan;

     (e) to determine the time or times when Options will be granted and exercisable;

     (f) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option;

     (g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options;


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     (h)  subject to regulatory requirements, to make exceptions to the Plan in circumstances which the Board or Committee determine to be exceptional; and

     (i) to take such other action, not inconsistent with the terms of the Plan, as the Board or Committee deems appropriate.

3.3 The Board or the Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

     (a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

     (b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

     (c)  agreed to indemnify the Corporation in connection with the foregoing.

3.4 Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body of any jurisdiction, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval; provided however, that while the Shares are listed for trading on the TSE, the Corporation shall give notice to the TSE of any proposed grant of Options under the Plan and the Corporation shall not proceed with any transaction without the prior consent of the TSE, if required. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary for the lawful issuance and sale of any Shares or Options hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such securities as to which such requisite authority shall not have been obtained. The grant of Options and the issuance of Shares upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state, provincial and foreign laws with respect to such securities. As a condition to the exercise of any Option, the Corporation may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

3.5 Without limiting the generality of Sections 3.3, 3.4 and 7.3 hereof, unless a registration statement relating to the Shares covered by any Option issued in favour of an Optionee resident in the United States of America has been filed with the United States Securities and Exchange Commission and is effective on the date of exercise (unless in the opinion of legal counsel to the Corporation the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the SECURITIES ACT OF 1933), the exercise of the Option by such Optionee will


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be contingent upon receipt from the Optionee of a representation in writing satisfactory to the Board or the Committee that at the time of such exercise it is the Optionee's then intention to acquire the Shares being purchased for investment and not for resale or other distribution thereof to the public in the United States of America. If such representation in writing is required, the Board or the Committee may in its discretion inscribe an investment legend on the share certificates issued pursuant to the exercise of the Option. The issuance of Shares upon the exercise of the Option shall be subject to all applicable laws, rules and regulations and Shares shall not be issued except upon the approval of proper government agencies or Stock Exchanges as may be required. Provided, however, the Option shall not be exercisable if at any date of exercise, it is the opinion of counsel for the Corporation that registration of the said Shares under the SECURITIES ACT OF 1933 or other applicable statute or regulation is required and the Option shall again become exercisable only if the Corporation elects to and thereafter effects a registration of the Shares subject to the Option under the SECURITIES ACT OF 1933 or other applicable statute or regulation within the term of the Option. If the Option may not be exercised, the Corporation shall return to the Optionee, without interest or deduction, any funds received by it in connection with the proposed exercise of the Option.

3.6 The Board or the Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Options (including Incentive Stock Options) to one or more classes of Eligible Persons on such terms and conditions as determined by the Board or the Committee from time to time. For greater certainty, if the applicable taxation, corporate-commercial, employment or other legal regime prevailing in a particular country or jurisdiction makes it advisable, the Board or Committee may establish an addendum or sub-plan to the Plan covering Options granted to residents of the particular country.

4.   SHARES SUBJECT TO THE PLAN

4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof , shall not exceed 10,500,000 (inclusive of the Tantau Incentive Options) or such greater number of Shares as may be determined by the Board and approved by any relevant Stock Exchange or other regulatory authority and, if required, by the shareholders of the Corporation. Optioned Shares that are not purchased as a result of Options having terminated or expired without being fully exercised shall not be counted for purposes of the foregoing and shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

5.   ELIGIBILITY; GRANT; TERMS OF OPTIONS

5.1 Subject to Section 5.2, options may be granted by the Board or the Committee to any Eligible Individual, provided that such Eligible Individual may elect, with the prior consent of the Board or the Committee, to have some or all of any Options which would otherwise be granted to that Eligible Individual to instead be granted to an Eligible Investment Vehicle of such Eligible Individual. Such election must be made prior to the execution of the share option agreement referred to in Section 7.4 and shall be evidenced in such agreement.

5.2 Notwithstanding Sections 2.9 and 5.1, an Eligible Person shall not be construed as such and the Plan shall be read to exclude from participation those particular individuals or entities who are not eligible to receive Options pursuant to the securities laws of the relevant jurisdiction, whether such restriction relates to the nature or identity of the person, the nature of services they provide, the entity which is proposed to hold the Option or otherwise.

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5.3 The aggregate number of Optioned Shares purchasable at any time pursuant to outstanding Options issued to non-employee directors of the Company shall not exceed 1% of the number of issued and outstanding Shares, determined as at the time of the proposed Option grant. A non-employee director shall be eligible for annual Option grants in an amount not to exceed such number of Shares as shall be determined by the Human Resources and Compensation Committee having regard to the generally prevailing practices of technology companies of similar size and scope.

5.4 Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board or the Committee. The Board or the Committee may, in their entire discretion (but subject to the consent of applicable Stock Exchanges), subsequent to the time of granting Options hereunder, permit an Optionee to exercise any or all of the unvested options then outstanding and granted to the Optionee under this Plan, in which event such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board or the Committee. Provided, however, that this provision shall not be construed so as to permit the acceleration of all or substantially all Options outstanding under this Plan in one transaction (or as part of a series of related transactions) in circumstances other than those contemplated by Article 8. In addition, (i) the acceleration of the vesting of an Option granted to a director of the Corporation pursuant to this Section 5.4; and (ii) the re-pricing of an outstanding Option held by a director or senior officer of the Corporation (for greater certainty, excluding adjustments specifically contemplated in this Plan or the Option grant agreement), shall require the consent or ratification of the Shareholders of the Corporation.

5.5 Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price determined on the date the Option is granted. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid and non-assessable Shares at the price paid therefor.

5.6 The term of an Option shall not exceed 10 years from the date of the grant of the Option.

5.7 No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee (including any related Eligible Investment Vehicle) under this Plan, together with any Shares reserved for issuance to such Optionee (including any related Eligible Investment Vehicle) under options for services or any other stock option plans or Share Compensation Arrangements, would exceed 5% of the number of issued and outstanding Shares. Optioned Shares which are not purchased as a result of such Options having terminated or expired without being fully exercised shall not be counted for purposes of the foregoing.

5.8 An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.9 Notwithstanding Section 5.8 hereof, subject to obtaining all required regulatory approvals, Options (other than Incentive Stock Options) may be transferred or assigned between an Eligible Individual and such person's Eligible Investment Vehicle or between Eligible Investment Vehicles of such person, provided the assignor delivers a written notice to the Corporation, in the manner provided in the

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option agreement, instrument or certificate evidencing the Options, prior to the assignment and the Committee or the Board approves such assignment (such consent not to be unreasonably withheld).

5.10 No Options shall be granted to any Optionee if such grant could result, at any time, in:

     (a) the number of Shares reserved for issuance pursuant to Options granted to Insiders or issuable to Insiders pursuant to other stock option or Share Compensation Arrangements exceeding 10% of the number of issued and outstanding Shares; or

     (b) the issuance to Insiders, within a one-year period, of a number of Shares pursuant to the exercise of Options or other Share Compensation Arrangements exceeding 10% of the number of issued and outstanding Shares; or

     (c) the issuance to any one Insider and such Insider's associates (within the meaning given to such term in the SECURITIES ACT (Ontario)), within a one-year period, of a number of Shares exceeding 5% of the number of issued and outstanding Shares.

For the purposes of paragraphs 5.10(b) and (c), the phrase "issued and outstanding Shares" means the number of outstanding Shares determined immediately prior to the proposed grant and shall be determined excluding any Shares issued pursuant to the Plan or other Share Compensation Arrangements during the immediately preceding year.

For the purposes of Section 5.10, entitlements under Share Compensation Arrangements granted prior to a grantee becoming an Insider shall be excluded in determining the number of Shares issuable to Insiders.

6.   TERMINATION OR EXTENSION OF OPTION RIGHTS IN CERTAIN CIRCUMSTANCES

6.1 Subject to Sections 6.2, 6.3, 6.5 or 6.6 hereof and to any specific resolution passed by the Committee or the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person. For greater certainty, upon an Optionee ceasing to be an Eligible Individual, any Eligible Investment Vehicle of such Eligible Individual shall cease to be an Eligible Person.

6.2 The Committee or the Board may, in their entire discretion (but subject to the requirements of the TSE and any other applicable securities regulators), at the time of the granting of Options hereunder, determine the provisions relating to the expiry of an Option upon the bankruptcy, death, Disability, retirement, termination of employment or directorship of an Optionee with the Corporation or any Affiliate while such Optionee holds an Option which has not been fully exercised. The provisions relating to such expiry shall be contained in the written option agreement, instrument or certificate between the Corporation and the Optionee.

6.3 For greater certainty, subject to Section 6.2 and the provisions of the related grant agreement, Options shall not be affected by any termination of employment of the Optionee or by the Optionee ceasing to be a director, officer or consultant of the Corporation or an Affiliate thereof, provided that the Optionee continues to be an Eligible Person and provided that the termination of employment or other relationship was not for cause. For the purposes of this
Section 6.3, except if otherwise provided in the agreement evidencing the Option, a determination by the Corporation that an Optionee was discharged or other relationship terminated for "cause" shall be binding on the Optionee.

6.4 Except as specifically provided in a retirement or other benefit plan of the Corporation or its Affiliate, grants of Options shall not be deemed compensation
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contributions under any retirement plan of the Corporation or Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the United States Employee Retirement Income Security Act of 1974, as amended. Except as shall be specifically provided in the contract of employment or contract for provision of services, the granting of Options is at the full discretion of the Corporation and shall, therefore, not qualify as part of the terms of employment of the Optionee. In consideration for the grant of the Option, the Optionee acknowledges and agrees that the value or potential value of the Option hereby granted which is forfeited as a result of the Optionee (including, without limitation, the related Eligible Individual) ceasing to be an Eligible Person, shall not constitute damages in respect of loss of office or employment and no claim may be made by or on behalf of the Optionee against the Corporation or any of its Affiliates in respect thereof.

6.5 If the exercise of an Option within the applicable time periods set forth in the grant agreement is prevented by the provisions of applicable law (including as contemplated in Section 3.4 hereof), the Option shall remain exercisable for such period of time as the Board or the Committee shall determine in its discretion, but in any event no later than the expiry date of the stated term of the Option (the "Option Expiry Date"). Further, if a sale of Shares acquired upon the exercise of the Option within the applicable time periods set forth in the grant agreement would subject the Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, the Option shall remain exercisable until the earliest to occur of: (i) the tenth day following the date on which a sale of shares by the Optionee would no longer be subject to such suit; (ii) the 180th day after the Optionee's termination of employment or service; or (iii) the Option Expiry Date.

6.6 The Board or the Committee may, (with the consent of the TSE and other applicable securities regulators, if required) approve a deferral of the early termination of an Option held by an Eligible Individual in the event of such individual taking an approved leave of absence (including sick leave, military leave or any other leave of absence approved by management of the Corporation). Such deferral shall not exceed six months and the vesting schedule of the Option in question shall be suspended during the term of the leave of absence. If the individual in question resumes his or her employment or service relationship with the Corporation or Affiliate within such six month period, then the Option shall not be forfeited as a result of the leave of absence and the vesting schedule shall then resume from the point at which it was suspended. For the purposes of Incentive Stock Options, no such leave of absence may exceed 90 days, unless re-employment upon expiration of such leave is guaranteed by statute or contract, including Corporation policies.

7.   EXERCISE OF OPTIONS

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise in the manner provided in the option agreement, instrument or certificate evidencing the Options addressed to the Director, Human Resources of the Corporation specifying the number of Shares with respect to which the Option is being exercised and, subject to such alternative procedures set out in
Section 7.2 or as may be established by the Board or the Committee, accompanied by payment in full of the Option Price of the Shares then being purchased. Subject to any provisions of the Plan to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 The type of consideration to be paid for the Shares to be issued upon the exercise of an Option shall be determined by the Board or the Committee. In addition to any other types of consideration the Board or Committee may determine, the Board or Committee (if such body so determines and subject to


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compliance with applicable law and the rules of applicable Stock Exchanges) is authorized to accept as consideration for Shares issued under the Plan the following:

     (a)  cash;

     (b)  certified cheque;

     (c)  bank draft;

     (d) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board or Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Market Price on the date of surrender or attestation equal to the aggregate Option Price of the Shares in respect of which the Option is exercised (but only to the extent that such exercise of the Option would not result in a compensation charge for financial reporting purposes with respect to the Shares used to pay the exercise price, unless otherwise determined by the Board or Committee);

     (e) payment through a broker-dealer sale and remittance procedure (including, if approved by the Board and subject to regulatory approval, a loan facility to be provided by the Corporation) pursuant to which the Optionee: (i) shall provide written instructions to a Corporation-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares; and (ii) shall provide written directions to the Corporation to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

     (f)  any combination of the foregoing methods of payment.

The Board or the Committee may at any time or from time to time, by approval of or by amendment to the standard forms of Option agreement contemplated herein, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of payment.

Unless the Board or Committee determines otherwise, cash, certified cheques and bank drafts provided by Optionees who are resident Canadians as consideration for Shares shall be denominated in Canadian dollars; cash, certified cheques and bank drafts provided by all other Optionees may be denominated in U.S. dollars or Canadian dollars. The Board or the Committee may prescribe one or more published exchange rates for use in connection with exercises using a currency other than the one specified in the grant agreement.

7.3 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

     (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;


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     (b)  the admission of such Shares to listing on any Stock Exchange on which the Shares may then be listed;

     (c) the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

     (d)  the satisfaction of any conditions on exercise prescribed pursuant to
          Article 3 hereof.

7.4 Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee or the Board may from time to time determine.

8.   CERTAIN ADJUSTMENTS

8.1 Appropriate adjustments as regards Options granted or to be granted, in the number of Shares which are available for purchase and/or in the purchase price for such Shares under the Plan and to the maximum number of Shares available for issuance under the Plan shall be made by the Board or the Committee to give effect to the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other changes in the capital stock of the Corporation which the Board or the Committee may, in its discretion, consider relevant for purposes of ensuring that the rights of the Optionees are not prejudiced thereby (including amalgamations, mergers, reorganizations, liquidations and similar material transactions), subject to the approval, if required, of any Stock Exchange on which the securities of the Corporation may be listed.

8.2 If: (a) the Corporation proposes to enter into a transaction contemplated in Subsection 182(1) of the BUSINESS CORPORATIONS ACT (Ontario); (b) the Corporation proposes to make an issuer bid for all or substantially all holders of shares or proposes to enter into a merger, amalgamation or other corporate arrangement or reorganization or to liquidate, dissolve or wind-up; (c) an offer to purchase all or substantially all of the outstanding shares of the Corporation is made by a third party; or (d) there occurs or is proposed a sale or transfer of all, or substantially all, of the undertaking, property or assets of the Corporation, the Board may, with appropriate notice and in a fair and equitable manner, determine the manner in which all unexercised Option rights granted under the Plan shall be treated including, for example, requiring the acceleration of the expiry time for the exercise of such rights by the Optionees and of the time for the fulfilment of any conditions or restrictions on such exercise, and/or declaring that each outstanding Option shall be automatically vested and exercisable in full. All determinations of the Board pursuant to this
Section 8.2 (including a determination that it would be appropriate not to make an adjustment in the circumstances) shall be conclusive and final.

8.3 If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option: (i) the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 8.1; or
(ii) subject to the provisions of Section 8.2 and Article 9 hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation"), the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of Article 9 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or the effective date of such consolidation, merger or amalgamation, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

9.   CHANGE OF CONTROL

9.1 If an offer is made to purchase outstanding voting shares of the Corporation and it is accepted and completed in respect of a sufficient number of holders of such shares to constitute the offeror (together with such other persons as may be considered to be "acting jointly or in concert" with the offeror within the meaning given to such term in Section 91 of the SECURITIES ACT (Ontario)) a shareholder of the Corporation entitled to exercise more than 50% of the voting rights attached to the outstanding voting shares (provided that prior to the offer, the offeror and such other persons (collectively, the "Control Group") were not entitled to exercise more than 50% of the voting rights attached to the outstanding voting shares) or if there is a consolidation, merger or amalgamation of the Corporation with or into any other corporation whereby the voting shareholders of the Corporation immediately prior to the consolidation, merger or amalgamation receive shares entitled to exercise less than 50% of the voting rights attaching to the voting shares of the consolidated, merged or amalgamated corporation, including a sale whereby all or substantially all of the Corporation's undertakings and assets become the property of any other corporation, then an Optionee shall, notwithstanding the provisions of
Section 3.2(e) and Section 5.4 hereof and the written option agreements, instruments or certificates evidencing such Option, immediately be entitled to exercise such Option with respect to all of the Shares subject to the Option and not yet purchased thereunder.

        In addition, if an offer is made to purchase 50% or more of the outstanding voting shares of the Corporation (the "Offer") and the terms of such Offer permit the tendering of Shares by notice of guaranteed delivery or similar procedure in order to permit the participation in such Offer by the holders of Options, an Optionee shall, notwithstanding Section 3.2(e) and
Section 5.4 hereof and the written option agreements, instruments or certificates evidencing such Option, have the right to exercise his or her Options (for purposes of tendering to the Offer) as to the full amount of Shares purchasable thereunder whether or not then vested, conditional only upon completion of the Offer, and to tender the Shares to be purchased from the Optionee and which are issuable pursuant to such Options to the Offer by notice of guaranteed delivery or similar procedure, provided that arrangements for payment of the exercise price satisfactory to the Corporation and in compliance with applicable law and Stock Exchange requirements are made and the Corporation will take all reasonable steps necessary to facilitate such conditional exercise of Options and such tender of Shares.

10.  AMENDMENT OR DISCONTINUANCE OF THE PLAN

10.1 The Board may amend the Plan at any time and from time to time without the consent of the Optionees, and the Plan, as amended, shall govern the rights and obligations of the Corporation and the Optionees with respect to all then outstanding Options; provided that: (a) unless the change is required by any securities commission, Stock Exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, no such action may materially and adversely affect the rights of an Optionee under any Options then outstanding without the consent of such Optionee; and (b) if required by applicable law or the rules of any Stock Exchange on which the securities of the Corporation are then listed, shareholder approval and other regulatory approval of the amended form of the Plan is received. Pending such required approvals, additional Options may be granted under the provisions of the Plan, as amended, provided that all such required approvals are received prior to the issuance of any Shares of the Corporation on the exercise of any such additional Options.

10.2 Notwithstanding the provisions of this Article 10, should changes be required to the Plan by any securities commission, Stock Exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

10.3 The Board may suspend or terminate this Plan or any portion of it at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval.

10.4 Except as otherwise provided in this Plan, no suspension or termination may, without the consent of the affected Optionee, alter or impair any Option, or any right pursuant thereto, granted previously to any Eligible Person.

10.5 If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules adopted by the Board or the Committee which are in force at the time this Plan is terminated, will continue in effect as long as any Option, or any right pursuant thereto, remains outstanding. However, notwithstanding the termination of this Plan, the Board or the Committee may make amendments to this Plan, or to any Option, that they would be entitled to make if this Plan were still in effect.

11.  MISCELLANEOUS PROVISIONS

11.1 An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of the Share on the records of the Corporation maintained by its Registrar and Transfer Agent upon the exercise of such Option, in full or in part, and then only with respect to the Shares being issued. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

11.2 Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director, officer or consultant of, or any right to continue in the employ of the Corporation any Affiliate, or affect in any way the right of the Corporation or any Affiliate to terminate his or her employment or to terminate any contract of service at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate, to extend the employment of, or extend the term of an agreement with, any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate or any present or future retirement policy of the Corporation or any Affiliate or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

11.3 A valid exercise of an Option is subject to other reasonable procedures as prescribed by the Corporation from time to time.

11.4 The Corporation or any Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or the Affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Shares to be issued upon the exercise of any Option, until such time as the Optionee has paid the Corporation or the Affiliate for any amount which the Corporation or the Affiliate is required to withhold with respect to such taxes.

11.5 The Corporation will use its reasonable best efforts to process any exercise of the vested portion of any Option within three business days after all necessary procedures required for a valid exercise have been complied with by the Optionee. The Corporation shall not be responsible for any delay in responding to a valid exercise of Options due to inadvertence or otherwise in completing the exercise procedures or for any decline in value of the Shares in respect of which the Option is being exercised.

11.6 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Provided, however, that where indicated in the Option grant agreement or required as a matter of employment law in the jurisdiction of the Optionee (the "Foreign Jurisdiction"), the concept of "cause" shall be construed in accordance with the laws of the Foreign Jurisdiction. The Optionee by virtue of accepting the Option submits to the exclusive jurisdiction of the Courts of the Province of Ontario with respect to any interpretation or dispute or other action or proceeding with respect to the Plan.

12.  SHAREHOLDER AND REGULATORY APPROVAL; TERM

12.1 The Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by the TSE and any other relevant regulatory authority. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

12.2 Once effective, the Plan shall replace all other stock option plans of the Corporation then in effect, provided that no options issued and outstanding under such plans shall be affected by such replacement and such options shall continue to be governed by the terms of the plans under which they were issued.

12.3 Amended and restated effective as of March 12, 2001.

                               724 SOLUTIONS INC.


                               Per: ____________________________________________
                                            Authorized signing officer


                               Per: ____________________________________________
                                            Authorized signing officer

                               724 SOLUTIONS INC.
                2000 UNITED STATES INCENTIVE STOCK OPTION PROGRAM


                                   ARTICLE I
                    ESTABLISHMENT AND PURPOSE OF THE PROGRAM


1.01     ESTABLISHMENT OF PROGRAM

The 724 Solutions Inc. 2000 United States Incentive Stock Option Program (the "Program") is adopted pursuant to Section 3.6 of the 724 Solutions Inc. 2000 Stock Option Plan (the "Plan") and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02     PURPOSE OF PROGRAM

The purpose of the Program is to enhance the ability of the Corporation to attract and retain Employees (defined below) who are citizens or residents of the United States (including its territories, possessions and all areas subject to its jurisdiction) ("U.S. Employees") through a program of Incentive Stock Option grants.

1.03     EFFECTIVE DATE OF PROGRAM

The Program is effective as of the effective date of the Plan.

                                   ARTICLE II
                                   DEFINITIONS


Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.

2.01 "EMPLOYEE" means an Eligible Person as contemplated by section 2.9 of the Plan who is an officer or employee of the Corporation or any Subsidiary.

2.02 "PARENT" means any corporation (other than the Corporation) in an unbroken chain of corporations or incorporated entities ending with the Corporation if, at the time of the granting of the Incentive Stock Option, each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or incorporated entities in such chain.

2.03 "SUBSIDIARY" means any corporation (other than the Corporation) in an unbroken chain of corporations or incorporated entities beginning with the Corporation if, at the time of the granting of the Incentive Stock Option, each of the corporations or incorporated entities other than the last corporation or incorporated entities other than the last corporation or incorporated entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporation or incorporated entities in such chain.

                                  ARTICLE III
                                  OPTION TERMS


3.04     ELIGIBLE OPTIONEES

Incentive Stock Options may be granted only to U.S. Employees. Any Optionee who is not a U.S. Employee will be ineligible to receive Incentive Stock Options but will be permitted to receive Non-qualified Stock Options. Any director of the Corporation or an Affiliate who is a U.S. Employee shall be ineligible to vote upon the granting of an Option to themselves.

3.05     DESIGNATION AND VESTING

Each Incentive Stock Option shall be so designated in the grant agreement. However, notwithstanding such designation, to the extent that the aggregate Market Price of Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Corporation or any Parent or Subsidiary) exceeds U.S. $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Market Price of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

3.06     EXERCISE PRICE

In the case of an Incentive Stock Option (a) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Market Price per Share on the date of grant or (b) granted to any U.S. Employee other than a U.S. Employee described in the preceding subsection, the per Share exercise price shall be not less than one hundred percent (100%) of the Market Price per Share on the date of grant.

3.07     TERM

The term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive
Stock Option granted to a U.S. Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the grant agreement.

3.08     TRANSFERABILITY

Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however, that the Optionee may designate a beneficiary of the Optionee's Incentive Stock Option in the event of the Optionee's death on a beneficiary designation form provided by the Board or Committee.

3.09     STOCKHOLDER APPROVAL

The grant of Incentive Stock Options under the Plan and the Program shall be subject to approval by the stockholders of the Corporation within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the United States Internal Revenue Code of 1986, as amended. Such stockholder approval shall be obtained in the degree and manner required under the laws of the Province of Ontario. The Board or Committee may grant Incentive Stock Options under the Program prior to approval of the Plan by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.
 In the event that  stockholder  approval  is not obtained within the twelve
(12) month period provided above, all Incentive Stock Options   previously
granted  under  the  Program  shall  be   exercisable  as Non-Qualified Stock
Options.

3.10    OTHER TERMS

The Board or Committee shall determine the remaining terms and conditions of the Incentive Stock Options awarded under the Program consistent with the provisions of the Plan. The Board or Committee may in its discretion grant Non-Qualified Stock Options to a U.S. Employee.

3.11    LIMITATION REGARDING GRANTS OF INCENTIVE STOCK OPTIONS

No Incentive Stock Option shall be granted under the Program or the Plan on or after the tenth (10th) anniversary of the earlier to occur of the Plan's adoption by the Board or its approval by the shareholders of the Corporation."

   REVISED ARTICLE 9 OF THE AMENDED AND RESTATED 2000 STOCK OPTION PLAN OF 724 SOLUTIONS INC. WITH EFFECT FOR NEW OPTION GRANTS COMMENCING JANUARY 23, 2002

"9.  CHANGE OF CONTROL

9.1 If an offer is made to purchase outstanding voting shares of the Corporation and it is accepted and completed (in this Article 9, an "Offer") in respect of a sufficient number of holders of such shares to constitute the offeror (together with such other persons as may be considered to be "acting jointly or in concert" with the offeror within the meaning given to such term in Section 91 of the SECURITIES ACT (Ontario)) a shareholder of the Corporation entitled to exercise more than 50% of the voting rights attached to the outstanding voting shares (provided that prior to the offer, the offeror and such other persons (collectively, the "Control Group") were not entitled to exercise more than 50% of the voting rights attached to the outstanding voting shares) or if there is a consolidation, merger or amalgamation of the Corporation with or into any other corporation whereby the voting shareholders of the Corporation immediately prior to the consolidation, merger or amalgamation receive shares entitled to exercise less than 50% of the voting rights attaching to the voting shares of the consolidated, merged or amalgamated corporation (in this Article 9, a "Merger"), including a sale whereby all or substantially all of the Corporation's undertakings and assets become the property of any other corporation (an "Asset Sale"), then an Optionee shall, notwithstanding the provisions of Section 3.2(e) and Section 5.4 hereof and the written option agreements, instruments or certificates evidencing such Option, be entitled to exercise such Option with respect to all of the Shares subject to the Option and not yet purchased thereunder:

     (I) with respect to Options granted prior to January 23, 2002, immediately; and

     (II) with respect to Options granted on or after January 23, 2002:

     (a) In the case of an Asset Sale or a Merger or in the case of an Offer resulting (directly or through a multi-stage transaction) in the acquisition of all of the outstanding Shares: as of the first anniversary of the completion of the Asset Sale, Merger or Offer in question (in this Article 9, a "Transaction"), or earlier in the circumstances contemplated in clause (a) or clause (b) of Section 9.2 hereof; or

     (b) In the case of an Offer contemplated in Section 9.1 not resulting in the acquisition of all of the Shares: as of the first anniversary of the completion of the Transaction in question, or earlier in the circumstances contemplated in clause (b) of Section 9.2 hereof;

     provided that, for greater certainty, during the one year period contemplated by this Section 9.1(II), the pre-existing vesting schedule of such Options shall continue to run in accordance with their terms and the other terms of this Plan (i.e. additional Shares might vest at various times during such one year period).

9.2 For purposes of Section 9.1(II), upon the occurrence of a Transaction, the Optionee shall be entitled to exercise such Option with respect to all of the Shares subject to the

Option and not yet purchased thereunder if: (a) for purposes of Section 9.1
(II)(a), any successor to the Corporation, or the purchaser of its assets in the case of an Asset Sale, (or, in either case, a holding body corporate thereof) fails to assume and agree to perform the Corporation's obligations under the Optionee's stock option agreements; or (b) for purposes of Section 9.1 (II) (a) and (b), in the case of an Asset Sale the Optionee is not offered employment by the purchaser (or a holding body corporate or subsidiary thereof) on substantially the same terms and conditions as currently enjoyed, or in the case of any Transaction the Optionee thereafter is "Involuntarily Terminated" prior to the first anniversary of the Transaction. For greater certainty, if the Optionee's continuous status as an Eligible Person under this Plan terminates by reason of the Optionee's voluntary resignation (and not Involuntary Termination) or termination for Cause, in either case prior to such time as accelerated vesting occurs as provided in 9.1(II) hereof, then the Optionee shall not be entitled to receive accelerated vesting under 9.1(II) hereof.


9.3 For purposes of Section 9.2, but subject to any specific provisions of the Corporation's stock option grant agreements or sub-plans authorized hereunder, "Involuntarily Terminated" shall mean (i) a termination by the Corporation or its subsidiary (including its successor or other new employer as contemplated by Section 9.2 hereof) (collectively, the "Employer") of the Optionee's employment or other relationship with the Corporation and related Employers other than for Cause (as defined in this Section 9); (ii) a material reduction of or variation in the Optionee's duties, authority or responsibilities, relative to the Optionee's duties, authority or responsibilities as in effect immediately prior to such reduction or variation; (iii) a reduction by the Employer in the base salary of the Optionee as in effect immediately prior to such reduction; (iv) a material reduction by the Employer in the kind or level of employee benefits, including bonuses, to which the Optionee was entitled immediately prior to such reduction) with the result that the Optionee's overall benefits package is materially reduced; or (v) the relocation of the Optionee to a facility or a location more than thirty (30) miles from the Optionee's then present location. For the purposes of this Section 9.3, except if otherwise provided in the agreement evidencing the Option, a determination by the Corporation that an Optionee was Involuntarily Terminated or not shall be binding on the Optionee. The Optionee shall be deemed to have consented to any such event or condition described in this Section 9.3, and not be deemed to have been Involuntarily Terminated as a result of such event or condition, unless the Optionee provides written notice of the Optionee's non-acquiescence within 30 days of the effective time of such event or condition.


9.4 For purposes of Section 9.3, but subject to any specific provisions of the Corporation's stock option grant agreements or sub-plans authorized hereunder, "Cause" shall mean: (i) any willful act of personal dishonesty, fraud or misrepresentation taken by the Optionee in connection with his or her responsibilities as an employee which was intended to result in substantial gain or personal enrichment of the Optionee at the expense of the Corporation and was materially and demonstrably injurious to the Corporation; (ii) the Optionee's conviction of a felony on account of any act which was materially and demonstrably injurious to the Corporation; or (iii) the Optionee's willful and continued failure to substantially perform his or her principal duties and obligations of employment (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied in a reasonable period of time after receipt of written notice from the Corporation. For the purposes of this Section 9.4, no act or failure to act shall be considered "willful" unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Corporation. FOR THE PURPOSES OF THIS SECTION 9.4, EXCEPT IF OTHERWISE PROVIDED IN THE AGREEMENT EVIDENCING THE OPTION, A DETERMINATION BY THE CORPORATION THAT AN OPTIONEE WAS DISMISSED FOR CAUSE SHALL BE BINDING ON THE OPTIONEE.

9.5 In addition, if an Offer is made and the terms of such Offer permit the tendering of Shares by notice of guaranteed delivery or similar procedure in order to permit the participation in such Offer by the holders of Options, an Optionee shall, notwithstanding Section 3.2(e) and Section 5.4 hereof and the written option agreements, instruments or certificates evidencing such Option, have the right to exercise his or her Options (for purposes of tendering to the Offer) as to the number of Shares purchasable thereunder, to the extent then vested or to become vested on completion of the Offer, conditional only upon completion of the Offer, and to tender the Shares to be purchased from the Optionee and which are issuable pursuant to such Options to the Offer by notice of guaranteed delivery or similar procedure, provided that arrangements for payment of the exercise price satisfactory to the Corporation and in compliance with applicable law and Stock Exchange requirements are made and the Corporation will take all reasonable steps necessary to facilitate such conditional exercise of Options and such tender of Shares.

9.6 For the purposes of this Article 9, an Option shall be considered assumed by a successor corporation (or purchaser, in the case of an asset sale) or a holding body corporate thereof if, as determined by the Board, contractual and other arrangements are entered into (or the operation of Section 8.3 hereof creates a similar result) such that, following the Transaction, the option or right confers the right to purchase or receive, for each Optioned Share immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares, as determined by the Board); provided, however, that if such consideration received in the Transaction is not solely fully-participating shares of the successor corporation or a holding body corporate thereof, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Optioned Share, to be solely fully-participating shares of the successor corporation or a holding body corporate equal in fair market value to the per share consideration received by holders of Shares in the Transaction. Any decisions of the Board pursuant to this Article 9 shall be made in its discretion and shall be binding on Plan participants.


9.7 In the event of a Transaction contemplated by this Article 9, the Board may, in addition, with appropriate notice and in a fair and equitable manner, determine the manner in which all unexercised Option rights granted under the Plan shall be treated including, for example, requiring the acceleration of the expiry time for the exercise of such rights by the Optionees and of the time for fulfillment of any conditions or restrictions on such exercise.

9.8 In the event of the assumption of this Plan as contemplated in Section 9.6, the definition of "Corporation", "Shares", and other terms of this Plan will be construed to reflect the appropriate entity and security resulting from the assumption and the Plan may be amended and restated accordingly.